POWER OF ATTORNEY
     Know all by these presents, that the undersigned
hereby constitutes and appoints each of Michael
Rapino, Kathy Willard, Michael Rowles, Brian Capo and
Brandy Lecoq, signing singly, the undersigned's true
and lawful attorney-in-fact to:
     (1)   execute for and on behalf of the
undersigned, in the undersigned's capacity as a
director and/or officer of Live Nation Entertainment,
Inc. (the "Company"), Forms 3, 4 and 5 in accordance
with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules thereunder;
     (2)   do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4
or 5, complete and execute any amendment or amendments
thereto, and timely file such form with the United
States Securities and Exchange Commission and any
stock exchange or similar authority; and
     (3)   take any other action of any type
whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that
the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may
approve in such attorney-in-fact's discretion.
     The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and
powers herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are
not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934, as amended.
     This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of the date
written below.
/s/ James L. Dolan
James L. Dolan

6/29/2011
Date